Testing the Waters Materials Related to Series #NEWWORLD

From the Rally App:

#NEWWORLD

HUXLEY: BRAVE NEW WORLD (1ST ED.)

THIS INITIAL OFFERING IS COMING SOON!

BRAVE NEW WORLD
ALDOUS HUXLEY
BRAVE NEW WORLD
ALDOUS HUXLEY

CURRENT VALUE: $14,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

DETAILS GALLERY LEGAL

#NEWWORLD

HUXLEY: BRAVE NEW WORLD (1ST ED.)

C.O.A. SPECS

FINANCIALS

Initial Offering Share Price	$7.00
Number of Shares	2,000
Initial Offering Market Cap.	$14,000
Storage Location	Rally

DESCRIPTION OF SERIES 1932 BRAVE NEW WORLD

Investment Overview

•Upon completion of the Series #NEWWORLD Offering, Series #NEWWORLD will purchase a 1932 First Edition copy of Brave New World by Aldous Huxley for Series #NEWWORLD (The “Series 1932 Brave New World” or the “Underlying Asset” with respect to Series #NEWWORLD, as applicable), the specifications of which are set forth below.

•Aldous Huxley was a British author and intellectual known for Brave New World, The Doors of Perception, Brave New World Revisited, and Island.

•Brave New World is a novel published by Huxley in 1932 that explores a future society examining utopian and dystopian themes.

•The Underlying Asset is a 1932 First Edition copy of Brave New World by Aldous Huxley.

Asset Description

Overview & Authentication

•Aldous Huxley was born on July 26, 1894, in Surrey, England. He was the son to influential parents.

•Aldous Huxley rejected a career in medicine after severe eye damage and turned to writing as an alternative, discussed at length in his 1943 book The Art of Seeing.

•In 1921 Huxley published his first novel, a light satire entitled Crome Yellow.

•The title of Brave New World is taken from a line in the Shakespeare play, The Tempest.

•In 1932, Huxley’s Brave New World was published.

•The Guardian has named Brave New World one of the 100 best novels written in English.

•Aldous Huxley narrated a radio version of Brave New World for the premiere episode of CBS Radio Workshop in January 1956.

•After Aldous Huxley writes Enemies of Freedom, also known as Brave New World Revisited, he gives a famous interview with television journalist Mike Wallace where he warned of advancing technology.

•Multiple made-for-TV films have been based on Brave New World, one in 1980 and another in 1988.

•Brave New World became the basis of a streaming series on Peacock in 2020, adapted by famed comic book writer, Grant Morrison.

•In 1962 Huxley was elected Companion of Literature by the Royal Society of Literature.

•Huxley died of cancer in November 1963. As a pioneer of psychedelic drug experimentation (detailed in his 1954 book The Doors of Perception), he requested his last moments be experienced while on a significant amount of LSD.

•The Guardian put Brave New World in 3rd place on its list of 20th Century classics parents in America most want banned from school curricula.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is a 1932 First Edition copy of Brave New World by Aldous Huxley.

•The Underlying Asset comes housed in its original cloth and first state pictorial dust jacket.

Notable Defects

•The Underlying Asset exhibits minor edgewear, minor chipping to head and foot of spine panel and corners, spine panel sunned, minor foxing.

Details

Series 1932 Brave New World
Title	Brave New World
Author	Aldous Huxley
Publisher	Chatto & Windus
Publication Date	1932
Edition	First Edition
Dust Jacket	First State
Condition	Near Fine (Book)
Condition	Near Fine (Dust Jacket)

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1932 Brave New World going forward.

#NEWWORLD | $14K

COMPARABLE ASSET VALUE

ASSET VALUE

+24609.3%

TRANSACTIONS

15

#NEWWORLD | *Visuals*

25 years after Brave New World was published, Huxley wrote: “Events have proved me distressingly wrong; and events have proved me distressingly right.”

LAUNCH GALLERY ›

#NEWWORLD | *Timeline*

Jul. 1894 — Aldous Huxley is born in Surrey England to influential parents.

Jan. 1911 — Huxley develops a severe staphylococcic infection in his eyes. This leads to severe damage to his vision, pushing him away from a career in medicine and toward a career in writing.

Nov. 1921 — Huxley publishes his first novel, a light, satirical novel titled Crome Yellow.

Feb. 1932 — Brave New World is published, and praised by intellectuals such as Bertrand Russell who says, “Mr. Aldous Huxley, in his Brave New World, has shown his usual masterly skill in producing this result upon the reader, for he has undertaken to make us sad by the contemplation of a world without sadness.” #NEWWORLD is released.